Exhibit 3.1 (xxxiv)

BY-LAW NO. 1

A by-law relating generally to the regulation of the

business and affairs of

RETAIL BRANDS INC.

CONTENTS

One	INTERPRETATION

Two	DIRECTORS

Three	MEETINGS OF DIRECTORS

Four	COMMITTEES

Five	OFFICERS

Six	PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Seven	MEETINGS OF SHAREHOLDERS

Eight	SECURITIES

Nine	DIVIDENDS AND RIGHTS

Ten	EXECUTION OF DOCUMENTS AND VOTING OF SECURITIES

Eleven	NOTICES

RESOLVED as a by-law of RETAIL BRANDS INC. (hereinafter called the “Corporation”) as follows:

Section One

INTERPRETATION

1.1 Definitions.

In this by-law and in all other by-laws of the Corporation, unless the context otherwise requires:

(a)	“Act” means the Business Corporations Act (Ontario) as amended or re-enacted from time to time and includes the regulations made pursuant thereto;

(b)	“board” means the board of directors of the Corporation;

(c)	“Business Day” means a day upon which Canadian chartered banks are open for business in Toronto, Ontario which is not a Saturday or a Sunday or a day observed as a holiday under the laws of the Province of Ontario or the federal laws of Canada applicable therein.

(d)	“by-laws” means all by-laws of the Corporation;

(e)	“director” means a director of the Corporation;

(f)	“Material Decision” shall have the meaning ascribed thereto in the Shareholders Agreement dated the 6th day of February, 1992 among Cott Corporation, Leviticus Enterprises Inc., Patricia Watt, Donald Watt, the Associates (as defined therein), M. Krammer, the Executives (as defined therein), The Jim White Food Group Inc. and the Corporation;

(g)	“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario);

(h)	“number of directors” means the number of directors provided for in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors determined by a special resolution or resolution of the board where it is empowered by special resolution to determine the number of directors; and

(i)	“Shareholders” means, collectively, Cott Corporation, Leviticus Enterprises Inc., Patricia Watt, Donald Watt, the Associates (as defined therein), M. Krammer, the Executives (as defined therein) and The Jim White Food Group Inc. and any Person to whom Shares may be transferred or issued in accordance with the Shareholder Agreement dated the 6th day of February, 1992, so long as such Person holds any Shares; and “Shareholder” means any one of them; and

1.2 All terms used in the by-laws of the Corporation which are defined in the Act shall have the meanings given to such terms under the Act.

1.3 In all by-laws of the Corporation, the singular shall include the plural and the plural the singular and words importing gender include the masculine, feminine and neuter genders.

1.4 Headings used in the by-laws are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.5 If any of the provisions contained in this by-law are inconsistent with those contained in the articles or a unanimous shareholder agreement, the provisions contained in the articles or unanimous shareholder agreement, as the case may be, shall prevail.

Section Two

DIRECTORS

2.1 Quorum. The quorum for the transaction of business at any meeting of the board shall be three directors present.

2.2 Qualification. No person shall be qualified for election as a director if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians provided that if the number of directors is fewer than three, at least one shall be a resident Canadian.

2.3 Election and Term. The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders. A director not elected for an expressly stated term shall cease to hold office at the close of the first annual meeting following his election or appointment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

2.4 Removal of Directors. Subject to the provisions of the Act or a unanimous shareholder agreement, the shareholders may by ordinary resolution passed at an annual or special meeting remove any director from office.

2.5 Vacation of Office. A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is received by the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later; provided that a director named in the articles is not permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

2.6 Vacancies. A vacancy on the Board created for any reason shall be filled by the Shareholders at a meeting of Shareholders called by any Shareholder for that purpose or by written resolution.

2.7 Remuneration and Expenses. The directors shall be paid such remuneration for their services as the board may from time to time determine and shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

Section Three

MEETINGS OF DIRECTORS

3.1 Canadian Majority. The board shall not transact business at a meeting unless a majority of the directors present are resident Canadians, except where

(a)	a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting;

(b)	a majority of resident Canadians would have been present had that director been present at the meeting; and

(c)	the Corporation has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian.

3.2 Meetings by Telephone. A meeting of the directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to speak and hear each other and a director participating in such a meeting by such means is deemed for the purposes hereof to be present at that meeting.

3.3 Place of Meetings. Meetings of the board may be held at any place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the board need not be held within Canada.

3.4 Calling of Meetings. Meetings of the board shall be held as and when called by at least two directors upon notice given to all directors in accordance with subsection 3.5.

3.5 Notice of Meeting. Notice of the time and place of each meeting of the board shall be given in the manner provided in subsection 11.1 to each director at least two Business Days before each meeting of the Board convened in Toronto, Ontario and each meeting convened by telephone, electronic or other communication facilities (as set out below), five Business Days before each meeting of the Board so convened to consider a Material Decision as defined in the Shareholders Agreement made as of the 6th day of February, 1992 and seven Business Days before each meeting of the Board convened outside of Toronto, Ontario (in each case exclusive of the date on which the notice is sent and inclusive of the date for which notice is given), each director of the Corporation shall receive a written notice from the Secretary of the Corporation indicating the time and place of the meeting and providing a summary of the matters to be considered. The notice relating to any meeting of the Board at which a Material Decision will be considered by the Board will contain a general description of such Material Decision.

3.6 Waiver of Notice. A director may waive notice of a meeting of the Board, and attendance at a Board meeting by such director in person or by proxy shall constitute a waiver of notice of the meeting (except where such representative attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called).

3.7 First Meeting of New Board. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.8 Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.9 Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.10 Chairman. The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who, with the exception of the Chairman of the Board, is a director and is present at the meeting: chairman of the board, managing director, president, or a vice-president (in order of seniority). If no such officer is present, the directors present shall choose one of their number to be chairman.

3.11 Votes to Govern. At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

3.12 One Director Meeting. Where the board consists of only one director, that director may constitute a meeting.

Section Four

COMMITTEES

4.1 Committee of Directors. The board may appoint from their number one or more committees of the board, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of the board has no authority to exercise. A majority of the members of any such committee shall be resident Canadians.

4.2 Audit Committee. If the Corporation is an offering corporation the board shall, and otherwise the board may, constitute an audit committee composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates, and who shall hold office until the next annual meeting of shareholders. The audit committee shall have the powers and duties provided in the Act.

4.3 Transaction of Business. The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

4.4 Procedure. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. To the extent that the board or the committee does not establish rules to regulate the procedure of the committee, the provisions of this by-law applicable to meetings of the board shall apply mutatis mutandis.

Section Five

OFFICERS

5.1 Appointment. The board may designate the offices of the Corporation and from time to time appoint a chairman of the board, managing director (provided he is a resident Canadian), president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. One person may hold more than one office and, except for the chairman of the board and the managing director, an officer need not be a director.

5.2 Chairman of the Board. If appointed, the board may assign to the chairman of the board any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president and subject to the Act, such other powers and duties as the board may specify. The chairman of the board shall, when present, preside at all meetings of the board and shareholders. Subject to subsections 3.10 and 7.8, during the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the first mentioned of the following officers then in office: the managing director, the president, or a vice-president (in order of seniority).

5.3 Managing Director. If appointed, the managing director shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

5.4 President. If appointed, the president shall have general supervision of the business and affairs of the Corporation, subject to the direction and authority of the board, the chairman of the board and the managing director; and he shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office. In the absence of the appointment of a managing director or the designation of the chairman of the board as such, the president shall be the chief executive officer of the Corporation. Otherwise, the president shall be the chief operating officer of the Corporation.

5.5 Vice-President. The vice-president, or if more than one, the vice-presidents, in order of seniority as designated by the board, shall be vested with all the powers and perform all the duties of the president in his absence, inability or refusal to act except that he shall not preside at any meeting of the directors unless he is appointed to do so by the board. A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

5.6 Secretary. The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers and auditors; he shall be the custodian of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

5.7 Treasurer. The treasurer shall keep or cause to be kept proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the corporation; and he shall have such other powers and duties as the board or the chief executive officer may specify.

5.8 Powers and Duties of Other Officers. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

5.9 Variation of Powers and Duties. Subject to the provisions of the Act, the board may from time to time vary, add to or limit the powers and duties of any officer.

5.10 Term of Office. The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer’s rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until his successor is appointed, except that the term of office of the chairman of the board or managing director shall expire when the holder thereof ceases to be a director.

5.11 Agents and Attorneys. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.12 Fidelity Bonds. The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe.

Section Six

PROTECTION OF DIRECTORS AND OFFICERS

6.1 Limitation of Liability. No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

6.2 Indemnification of the Directors. The Shareholders shall indemnify and save the directors harmless from and against any and all liability, damages, costs (including any income tax payable as a result of receiving such indemnity, reasonable counsel fees and disbursements), charges and expenses arising out of or related to any act or omission done or permitted by them to be done in connection with the execution of the duties of their office as directors of the Corporation or by reason of their being or having been directors of the Corporation, including (without limitation):

1.	any amounts paid to settle an action or satisfy a judgment, that the directors may sustain or incur in respect of any civil, criminal, or administrative action, suit, proceeding, claim, or demand, that is proposed, asserted, commenced or made against them and/or against the Corporation;

2.	all liability for wages to employees and for income, corporation or other taxes, and fines or penalties arising out of any prosecution in connection therewith; and

3.	all liability for failure by the Corporation to comply fully with the provisions of the Act or any other applicable law and fines or penalties arising out of any prosecution in connection therewith;

provided such indemnity shall not extend to liabilities, damages, costs, charges or expenses attributable to the deliberate misconduct or reckless disregard by the director of his or her duties as a director of the Corporation. These rights are in addition to and not in substitution for any and all other indemnities to which the director may be entitled.

6.3 Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of any person referred to in subsection 6.2 hereof, as the board may from time to time determine.

Section Seven

MEETINGS OF SHAREHOLDERS

7.1 Annual Meetings. The annual meeting of shareholders shall be held at such time in each year and, subject to subsection 7.4, at such place as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

7.2 Special Meetings. The board, the chairman of the board, the managing director, the president or any Shareholder holding five percent or more of the outstanding shares of such class shall have power to call a special meeting of shareholders at any time provided at least 10 days prior written notice is sent to the other Shareholders (exclusive of the day such notice is sent and inclusive of the day for which such notice is given).

7.3 Meetings by Telephone. A meeting of the Shareholders may be held by means of such telephone, electronic or other communication facilities as permt all persons participating in the meeting to speak and hear each other and a Shareholder participating in such a meeting by such means is deemed for the purposes hereof to be present at that meeting.

7.4 Place of Meetings. Meetings of shareholders shall be held at the place where the registered office of the Corporation is situate or, if the board shall so determine, at some other place within or outside of Ontario.

7.5 Notice of Meetings. Notice of the time and place of each meeting of shareholders (and of each meeting of shareholders adjourned for an aggregate of 30 days or more) shall be given in the manner provided in subsection 11.1 not less than ten days, unless the Corporation is an offering corporation in which case not less than 21 days, nor, in either case, more than 50 days before the date of the meeting, to each director, to the auditor and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and re-appointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit a shareholder to form a reasoned judgment thereon and shall state the text of any special resolution or by-law to be submitted to the meeting. A Shareholder may waive notice of a meeting of the Shareholders, and attendance at a meeting by such Shareholder in person or by proxy shall constitute a waiver of notice of the meeting (except where such representative attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called).

7.6 List of Shareholders Entitled to Notice. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to subsection 7.7, the shareholders listed shall be those registered at the close of business on the record date and such list shall be prepared not later than ten days after such record date. If no record date is fixed, the list shall be prepared at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held and shall list all shareholders registered at such time. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

7.7 Record Date for Notice. The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting; and notice of any such record date shall be given not less than seven days before such record date by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

7.8 Meetings Without Notice. A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a)	if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b)	if the auditor and the directors are present or waive notice of or otherwise consent to such meeting being held.

At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact.

7.9 Chairman, Secretary and Scrutineers. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairman of the board, managing director, president, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

7.10 Persons Entitled to be Present. The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.11 Quorum. A quorum for the transaction of business at any meeting of shareholders shall be three Shareholders present in person or by proxy representing at least a majority of the Common Shares.

7.12 Right to Vote. Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in subsection 7.6, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except to the extent that such person has transferred any of his shares after the date on which the list is prepared or, where a record date has been fixed, after the record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands at any time prior to the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

7.13 Proxies. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

7.14 Time for Deposit of Proxies. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

7.15 Joint Shareholders. If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

7.16 Votes to Govern. At any meeting of shareholders every question shall, unless otherwise required by law, be determined by the majority of the votes cast on the question. In the case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall not be entitled to a second or casting vote.

7.17 Show of Hands. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting as to the result of the vote upon the question and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such question, and the result of the vote so taken shall be the decision of the shareholders upon such question.

7.18 Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may demand a ballot. A ballot so demanded shall be taken in such manner as the chairman shall direct. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of the ballot so taken shall be the decision of the shareholders upon the question.

7.19 Resolution in Writing. A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

Section Eight

SECURITIES

8.1 Registration of Transfer. Subject to the provisions of the Act or a unanimous shareholder agreement, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in subsection 8.4.

8.2 Transfer Agents and Registrars. The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.3 Lien on Shares. The Corporation has a lien on any share or shares registered in the name of a shareholder or his legal representative for any debt of that shareholder to the Corporation.

8.4 Enforcement of Lien. The lien referred to in subsection 8.3 may be enforced by any means permitted by law and:

(a)	where the share or shares are redeemable pursuant to the articles of the Corporation by redeeming such share or shares and applying the redemption price to the debt;

(b)	subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

(c)	by selling the share or shares to any third party whether or not such party is at arm’s length to the Corporation, and including, without limitation, any officer or director of the Corporation, for the best price which the directors consider to be obtainable for such share or shares; or

(d)	by refusing to register a transfer of such share or shares until the debt is paid.

8.5 Security Certificates. Every holder of securities of the Corporation shall be entitled, at his option, to a security certificate, or to a non-transferable written acknowledgement of his right to obtain a security certificate, stating the number and designation, class or series of securities held by him as shown on the securities register. Security certificates and acknowledgements of a securities holder’s right to a security certificate, respectively, shall be in such form as the board shall from time to time approve. Any security certificate shall be signed in accordance with subsection 10.1. A security certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the transfer agent and/or registrar. Any additional signatures required may be printed or otherwise mechanically reproduced. A security certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.6 Replacement of Security Certificates. The board, any officer or any agent designated by the board may in its or his discretion direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated. In the case of a security certificate claimed to have been lost, destroyed or wrongfully taken, the board, any officer or any agent designated by the board shall issue a substitute security certificate if so requested before the Corporation has notice that the security has been acquired by a bona fide purchaser. The issuance of the substitute security certificate shall be on such reasonable terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board or the officer or the agent designated by the board responsible for such issuance may from time to time prescribe, whether generally or in any particular case.

8.7 Joint Shareholders. If two or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

8.8 Deceased Security Holders. In the event of a death of a holder, or of one of the joint holders, of any security, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

Section Nine

DIVIDENDS AND RIGHTS

9.1 Dividends. Subject to the provisions of the Act or a unanimous shareholder agreement, the board may from time to time by resolution declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property, subject to the restrictions on the declaration and payment thereof under the Act, or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

9.2 Dividend Cheques. A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3 Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.4 Record Date for Dividends and Rights. The board may fix in advance a date as a record date for the determination of the persons entitled to receive payment of dividends and to subscribe for securities of the Corporation, provided that such record date shall not precede by more than 50 days the particular action to be taken. Notice of any such record date shall be given not less than seven days before such record date, by newspaper advertisement in the manner provided in the Act, unless notice of the record date is waived by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If the shares of the Corporation are listed for trading on one or more stock exchanges in Canada, notice of such record date shall also be sent to such stock exchanges. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.5 Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which it has been declared to be payable shall be forfeited and shall revert to the Corporation.

Section Ten

GENERAL

10.1 Execution of Instruments. Contracts, documents and other instruments in writing may be signed on behalf of the

Corporation by such person or persons as the board may from time to time by resolution designate. In the absence of an express designation as to the persons authorized to sign either contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing, any two officers of the Corporation may sign contracts, documents or instruments in writing on behalf of the Corporation. The corporate seal, if any, of the Corporation may be affixed to any contract, obligation or instrument in writing requiring the corporate seal of the Corporation by any person authorized to sign the same on behalf of the Corporation.

The phrase “contracts, documents and other instruments in writing” as used in this provision shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities, all paper writings, all cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange.

10.2 Voting Rights in other Corporations. All securities carrying voting rights of any other corporation held from time to time by the Corporation may be voted at any and all meetings of shareholders, bond holders, debenture holders or holders of other securities (as the case may be) of such other corporation and in such manner as the board may from time to time determine. Any person or persons authorized to sign on behalf of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine.

Section Eleven

NOTICES

11.1 Method of Sending Notice. Any notice (which term includes any communication or document) to be sent pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, or to the auditor shall be sufficiently sent if delivered personally to the person to whom it is to be sent or if delivered to his recorded address or if mailed to him at his recorded address by prepaid mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been sent when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been sent when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been sent when dispatched by the Corporation if it uses its own facilities and otherwise when delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

11.2 Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice sent to one of such persons shall be sufficient notice to all of them.

11.3 Computation of Time. In computing the date when notice must be sent under any provision requiring a specified number of days notice of any meeting or other event, both the date of sending the notice and the date of the meeting or other event shall be excluded.

11.4 Undelivered Notices. If any notice sent to a shareholder pursuant to subsection 11.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

11.5 Omissions and Errors. The accidental omission to send any notice to any shareholder, director, officer or to the auditor or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.6 Persons Entitled by Operation of Law. Every person who, by operation of law, transfer or by any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly sent to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled).

11.7 Deceased Shareholders. Any notice duly sent to any shareholder shall be deemed to have been duly served in respect of the shares held by the shareholder (whether held solely or with other persons), notwithstanding that such shareholder is then deceased and whether or not the Corporation has notice of his death, until some other person is entered in his stead in the securities register of the Corporation as the holder or as one of the holders thereof and such service shall for all purposes be deemed a sufficient service of notice to his heirs, executors or administrators and all persons, if any, interested with him in such shares.

11.8 Waiver of Notice. Any shareholder (or his duly appointed proxyholder) , director, officer or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provisions of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

11.9 Execution of Notices. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

11.10 Proof of Service. A certificate of any officer or director of the Corporation in office at the time of making of the certificate or of an agent of the Corporation as to facts in relation to the sending of any notice to any shareholder, director, officer or auditor or publication of any notice shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

The foregoing resolution making By-law No. 1 of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, is hereby signed by the sole director.

DATED the 6th day of February, 1992.

Fraser Latta

The foregoing By-law No. 1 of the Corporation, made by the sole director, is hereby confirmed by all the shareholders of the Corporation entitled to vote at a meeting of shareholders.

DATED the 6th day of February, 1992.

COTT CORPORATION	LEVITICUS ENTERPRISES INC.

Per:	Per:

Per:	Per:

Leslie Hayman	Rob Robinson

Jim King	Mike Nelson

Gary Oakley	Mary Krammer

Al MacTaggart	Kristine Martin

Niels Bjerno	David Boyd

Sandy Gibson	Barbara Milne

Thom Antonio	Geoffrey Belchtez

JIM WHITE FOOD GROUP INC.

Per:

Per:
Ted Zittell

any notice shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

The foregoing resolution making By-law No. 1 of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, is hereby signed by the sole director.

DATED the 6th day of February, 1992.

Fraser Latta

The foregoing By-law No. 1 of the Corporation, made by the sole director, is hereby confirmed by all the shareholders of the Corporation entitled to vote at a meeting of shareholders.

DATED the 6th day of February, 1992.

COTT CORPORATION	LEVITICUS ENTERPRISES INC.

Per:	Per:

Per:	Per:

Leslie Hayman	Rob Robinson

Jim King	Mike Nelson

Gary Oakley	Mary Krammer

Al MacTaggart	Kristine Martin

Niels Bjerno	David Boyd

Sandy Gibson	Barbara Milne

Thom Antonio	Geoffrey Belchtez

JIM WHITE FOOD GROUP INC.

Per:

Per:
Ted Zittell